UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

McAfee Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39651	84-2467341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 622-3911

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	MCFE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

McAfee Corp. (the “Company”) announced that Gagan Singh, age 44, will serve as McAfee’s Executive Vice President, Chief Product and Revenue Officer, effective September 28, 2021.

Singh most recently served as Chief Product Officer for NortonLifeLock from May 2020 to September 2021. Singh previously served as Chief Product Officer and Senior Vice President for Avast from November 2018 to April 2020 and as General Manager of Mobile, IoT and Family Business Units from August 2015 to November 2018. Prior to Avast, Singh held a variety of roles leading product, strategy and operations at a number of consumer focused companies. Singh earned a Master of Public Administration from Harvard University, an MBA from the Massachusetts Institute of Technology and a Bachelor of Science from the University of California at Berkeley.

In connection with his hiring as McAfee’s Executive Vice President, Chief Product and Revenue Officer, the offer letter agreement (the “Letter Agreement”) with Singh provides that he will receive compensation that includes an annual base salary of $600,000 and annual bonus eligibility for a total annual target of $600,000 per full fiscal year, subject to adjustment from time to time, with a target amount of 50% for the 2021 fiscal year. The Company will also recommend to the Leadership Development and Compensation Committee of the Board of Directors of the Company that Singh receive an equity award in the form of restricted stock units, the total value of which is estimated to be $25,000,000 based on the fair market value of the Company’s Class A common stock as of the day of grant, vesting over a four-year period with 1/4th vesting on the first anniversary of the last day of the month in which the award is granted and 1/16th vesting each quarter thereafter. Singh will generally be eligible to participate in employee benefit plans and programs maintained by the Company. In connection with Singh’s employment, the Company has also entered into its standard form of indemnification agreement with Singh, in the form that is filed as Exhibit 10.36 to the Company’s Registration Statement on Form S-1 (File No. 333- 249101), filed with the U.S. Securities and Exchange Commission on October 13, 2020. Further, the Company has entered into its standard, written severance agreement for senior executives with Singh.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

Terry Hicks will depart from his position as McAfee’s Executive Vice President and General Manager, Consumer Business, effective October 1, 2021.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Gagan Singh as McAfee’s Executive Vice President, Chief Product and Revenue Officer is attached to the Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 28, 2021

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McAfee Corp.

Date: September 28, 2021	By:	/s/ Venkat Bhamidipati
Venkat Bhamidipati
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)